                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

X      Filed by the registrant

       Filed by a party other than the registrant

Check the appropriate box:

          Preliminary proxy statement                         Confidential, for Use of the Commission Only
                                                              (as permitted by Rule 14a-6(e)(2))

X         Definitive proxy statement

          Definitive additional materials

          Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             SEARS, ROEBUCK AND CO.
                (Name of Registrant as Specified in Its charter)


                ------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):

X             No fee required.

              Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

              --------------------------------------------------------------


        (2)   Aggregate number of securities to which transaction applies:

              --------------------------------------------------------------


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------


         (5)      Total fee paid:

                  --------------------------------------------------------------


----------- --------------------------------------------------
            Fee paid previously with preliminary materials.
----------- --------------------------------------------------


----------- --------------------------------------------------
            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
----------- --------------------------------------------------


         (1)      Amount previously paid:

                  --------------------------------------------------------------

         (2)      Form, schedule or registration statement no.:

                  --------------------------------------------------------------

         (3)      Filing party:

                  --------------------------------------------------------------

         (4)      Date filed:

                  --------------------------------------------------------------

                             SEARS, ROEBUCK AND CO.
                                3333 BEVERLY ROAD
                         HOFFMAN ESTATES, ILLINOIS 60179

                                 March 23, 2001

                                                                    ALAN J. LACY
                                                           CHAIRMAN OF THE BOARD


Dear Shareholder:

     I am pleased to invite you to attend the Company's 2001 Annual Meeting of Shareholders on Thursday, May 10, 2001. The meeting will begin at 10:00 a.m. in the Merchandise Review Center, Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois. For your convenience, we are again broadcasting the meeting live over the Internet at www.sears.com.

     The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting. Your proxy card and the Company's 2000 Annual Report to shareholders are also enclosed.

     Whether or not you plan to attend in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

                                                Sincerely,



                                                /s/ Alan J. Lacy

                             SEARS, ROEBUCK AND CO.
                                3333 BEVERLY ROAD
                         HOFFMAN ESTATES, ILLINOIS 60179

                                 March 23, 2001

                                                              ANASTASIA D. KELLY
                                                       Executive Vice President,
                                                                 General Counsel


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

     Sears, Roebuck and Co. will hold its 2001 Annual Meeting of Shareholders in the Merchandise Review Center, Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, on Thursday, May 10, 2001. The meeting will begin at 10:00 a.m. At the meeting, we will:


     o Elect four directors for terms expiring at the 2004 Annual Meeting of Shareholders;


     o Ratify the recommendation of the Audit Committee that Deloitte & Touche LLP be appointed auditors of the Company for 2001;

     o Vote on the proposed material terms of the performance goals under the Annual Incentive Compensation Plan;

     o Vote on the proposed material terms of the performance goals under the Long-Term Incentive Compensation Plan;

     o Vote on a shareholder proposal, if presented, concerning vendor standards; and

     o    Consider any other business properly presented at the meeting.

                                       By Order of the Board of Directors,



                                       /s/ Anastasia D. Kelly


                                       Anastasia D. Kelly
                                       Executive Vice President, General Counsel

                             YOUR VOTE IS IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE AS SOON AS
                    POSSIBLE BY INTERNET, TELEPHONE OR MAIL.

                                 Proxy Statement
--------------------------------------------------------------------------------

This proxy statement and the accompanying proxy card are being mailed to Sears shareholders in connection with the solicitation of proxies by the Board of Directors for the 2001 Annual Meeting of Shareholders. The mailing commenced on or about March 30, 2001.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

Questions and Answers......................................................................  2
Item 1: Election of Directors..............................................................  4
Board and Committee Information............................................................  7
Report of the Audit Committee..............................................................  8
Directors' Compensation and Benefits.......................................................  9
Beneficial Ownership....................................................................... 10
Executive Compensation..................................................................... 12
Termination of Employment and Change in Control Arrangements............................... 17
Report of the Compensation Committee....................................................... 19
Compensation Committee Interlocks and Insider Participation................................ 21
Performance Graph.......................................................................... 22
Item 2: Appointment of Auditors............................................................ 23
Item 3: Performance Goals - Annual Incentive Compensation Plan............................. 23
Item 4: Performance Goals - Long-Term Incentive Compensation Plan.......................... 23
Item 5: Shareholder Proposal Regarding Vendor Standards.................................... 25
Certain Transactions....................................................................... 27
Independent Accountant Fees................................................................ 27
Other Matters.............................................................................. 27
Appendix A.................................................................................A-1
Appendix B.................................................................................B-1

Questions and Answers
--------------------------------------------------------------------------------

Q:   WHO CAN VOTE?

A: You can vote if you were a shareholder at the close of business on the record date, March 12, 2001. There were 330,725,342 common shares outstanding on March 12, 2001.

Q:   WHAT AM I VOTING ON?

A:   You are voting on:

     o The election of four nominees as directors. The Board of Directors' nominees are Warren L. Batts, Donald J. Carty, Alan J. Lacy and Hugh
          B. Price for terms that expire in 2004.

     o The ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2001.

     o The approval of the material terms of the performance goals under the Annual Incentive Compensation Plan.

     o The approval of the material terms of the performance goals under the Long-Term Incentive Compensation Plan.

     o A shareholder proposal concerning vendor standards, if presented at the meeting.

     The four nominees for director who receive the most votes will be elected. For any other proposal to be approved, more votes must be cast for it than against it.

Q: HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE ANNUAL MEETING?

A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the annual meeting. The Company does not know of any other business to be considered at the annual meeting.

     The proxies' authority to vote according to their judgment applies only to shares you own as the shareholder of record. You are a "shareholder of record" if you hold your shares directly in your own name. If you hold your shares indirectly in the name of a bank, broker or other nominee, you are the beneficial owner of your shares as a "street-name shareholder."

Q:   HOW DO I CAST MY VOTE?

A: If you hold your shares as a shareholder of record, you can vote in person at the annual meeting or you can complete and submit a proxy by Internet, telephone or mail. If you are a street-name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     The enclosed proxy card contains instructions for Internet, telephone and mail voting. Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote your shares as recommended by the Board of Directors.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends you vote for the election of each nominee, for the ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2001 and for approval of the material terms of the performance goals under the Annual Incentive Compensation Plan and Long-Term Incentive Compensation Plan. The Board recommends you vote against the shareholder proposal concerning vendor standards, if presented at the meeting.

Q:   WHO WILL COUNT THE VOTE?

A: First Chicago Trust Company of New York, an independent tabulator, will count the vote. Representatives of Seaway National Bank, an independent bank, will act as the inspectors of election.


Q:   IS MY VOTE CONFIDENTIAL?

A: All proxy cards (including those delivered by Internet or telephone) and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

     o    To allow First Chicago to tabulate the vote;

     o    To allow Seaway National Bank to certify the results of the vote; and

     o    To meet applicable legal requirements.

     First Chicago will transcribe any comments you write on your proxy card and give them to the Secretary, along with your name and address and number of shares voted. However, First Chicago will not disclose how the shares were voted (except insofar as you have described your vote in your comment).

Q:   WHAT IS A "QUORUM"?

A: A quorum is the number of shares that must be present to have the annual meeting. The quorum requirement for the annual meeting is one-third of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

     Abstentions and broker non-votes count toward the quorum. A "broker non-vote" occurs when a nominee (such as a bank or broker) does not have discretionary voting authority for shares held on behalf of a beneficial owner and does not receive voting instructions from the beneficial owner by ten days before the annual meeting.

Q:   WILL BROKER NON-VOTES OR ABSTENTIONS AFFECT THE VOTING RESULTS?

A: No, they do not count as votes for or against a proposal. They do count for quorum purposes.


Q:   WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

A: Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Sears, Roebuck and Co. Direct Purchase Stock Plan, the Sears Associate Stock Ownership Plan or the Sears 401(k) Savings Plan (the "401(k) Plan").

Q:   HOW ARE SEARS COMMON SHARES IN THE 401(k) PLAN VOTED?

A: If you hold Sears common shares through the 401(k) Plan, your proxy card will instruct State Street Bank and Trust Company, as trustee of the plan, how to vote the shares allocated to your plan account. If you do not vote by midnight of the night before the annual meeting (or you submit your proxy card with an unclear voting designation, or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Plan participants vote their shares. Your 401(k) Plan votes receive the same confidentiality as all other votes.

Q:   CAN I REVOKE MY PROXY CARD?

A:   Yes, you can revoke your proxy card by:

     o    Submitting a new proxy card;

     o Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy card; or

     o    Attending the meeting and voting your shares in person.

     Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it -- that is, by Internet, telephone or mail.

     Sears 401(k) Plan share votes may only be revoked up to the 401(k) Plan share voting deadline -- midnight of the night before the annual meeting.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. Sears encourages you to consolidate all your accounts by registering them in the same name, social security number and address, which you can do by calling Sears Shareholder Services at
     (800) 732-7780, selecting option #2, and then pressing "0" to speak to a representative.

Q:   HOW MANY VOTES CAN I CAST?

A: On all matters other than the election of directors, you are entitled to one vote per share. For the election of directors, you can "cumulate" your votes. This means that you can cast a number of votes equal to the number of shares you own multiplied by the number of directors to be elected. For example, if you own 100 common shares, you could cast 400 votes for the election of directors (100 shares x 4 directors to be elected = 400 votes). You could distribute those votes equally among the four nominees or you could allocate some or all of your votes to one or two nominees and cast few or no votes for the remaining nominees.

     Unless you specify otherwise, your proxy card will authorize the proxies in their discretion to cumulate the votes you are entitled to cast and to allocate those votes among the nominees for director. If you wish to specify your cumulative vote and you are a shareholder of record, you must mail in your proxy card. If you wish to specify your cumulative vote and your shares are held in street name, you must follow the voting instructions you receive from your bank, broker or other nominee.

Q:   WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2002 ANNUAL MEETING OF
     SHAREHOLDERS?

A: If you want to present a proposal from the floor at the 2002 annual meeting, you must give the Company written notice of your proposal no earlier than January 14, 2002 and no later than February 13, 2002. Your notice should be sent to Secretary, Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, IL 60179. Your notice must comply with the Company's By-Laws, the relevant portion of which is attached as Appendix A to this proxy statement. Among other things, the By-Laws provide that only shareholders of record can present proposals at the meeting.

     If you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 23, 2001.

Q:   HOW IS THIS PROXY SOLICITATION BEING CONDUCTED?

A: Sears has hired D.F. King to assist in the distribution of proxy materials and solicitation of votes for a fee of $16,500 plus out-of-pocket expenses. Sears will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

Q: CAN I ACCESS FUTURE ANNUAL MEETING MATERIALS THROUGH THE INTERNET RATHER THAN RECEIVING THEM BY MAIL?

A: Yes. If you vote via the Internet, you can also sign up for electronic delivery of future proxy materials. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year notifying you of the web site containing the 2001 annual report and the proxy statement for the 2002 annual meeting.

Item 1: Election of Directors
--------------------------------------------------------------------------------

Item 1 is the election of four directors to the Board of Directors. The Board has three classes of as nearly equal size as possible. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

The Board of Directors expects all its nominees to be available for election. In case any nominee is not available, the proxies can vote your shares for a substitute if you have submitted your proxy card.

The terms of Class A directors Warren L. Batts and Hugh B. Price expire at the 2001 annual meeting. They have each been nominated to serve another term in Class A expiring in 2004. Alan J. Lacy was elected to the Board effective October 2000 and has been nominated to serve a term in Class A expiring in 2004. The Board has nominated Donald J. Carty to serve in Class A for a term expiring in 2004.

Arthur C. Martinez, whose term would have expired at the 2001 annual meeting, retired from the Board on December 13, 2000. Richard C. Notebaert, formerly a Class C director, resigned effective February 5, 2001.

The directors in Class B are serving terms that expire in 2002, and the directors in Class C are serving terms that expire in 2003.

Information about each Class A nominee and about directors continuing in Classes B and C follows.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE FOUR NOMINEES.

NOMINEES FOR DIRECTOR

CLASS A: TERM EXPIRING AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS

WARREN L. BATTS

Chairman and Chief Executive Officer of Tupperware Corporation (consumer products) from 1996 until his retirement in 1997, and Chairman of Premark International, Inc. (consumer and commercial products) from 1996 until his retirement in 1997. Mr. Batts was Chairman and Chief Executive Officer of Premark International, Inc. from 1986 to 1996. He is a director of The Allstate Corporation, Cooper Industries, Inc. and Sprint Corporation. He is a trustee of Children's Memorial Medical Center, The Art Institute of Chicago and Northwestern University.

Director since 1986. Age 68.

DONALD J. CARTY

Chairman, President and Chief Executive Officer of AMR Corporation and American Airlines, Inc. (air transportation) since 1998. Mr. Carty served as President of AMR Airline Group and American Airlines from 1995 until 1998. He is a director of Dell Computer Corporation and Brinker International, Inc. He is a trustee of Southern Methodist University.

Nominee. Age 54.

ALAN J. LACY

Chairman of the Board of Sears, Roebuck and Co. since December 2000, President and Chief Executive Officer since October 2000. Mr. Lacy was President, Services, from 1999 to October 2000, President of Sears Credit from 1997 to 1999 (additionally Chief Financial Officer from 1998 to 1999) and Executive Vice President and Chief Financial Officer from 1995 to 1997. He is a director of the National Retail Federation and the Lyric Opera of Chicago.

Director since 2000. Age 47.

HUGH B. PRICE

President and Chief Executive Officer of the National Urban League (social services and welfare) since 1994. Mr. Price is a director of Mayo Clinic Foundation, Metropolitan Life Insurance Company and Verizon Communications Inc. He is a trustee of the Committee for Economic Development and Educational Testing Service.

Director since 1997. Age 59.


DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS B: TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS


BRENDA C. BARNES

Interim President, Starwood Hotels and Resorts (hotels and leisure) from November 1999 until March 2000. Ms. Barnes served as President and Chief Executive Officer of PepsiCola North America (beverages) from 1996 until her retirement in 1998. She served as Chief Operating Officer of PepsiCola North America from 1994 to 1996. She is a director of Avon Products, Inc., Lucas Digital LTD and Lucas Arts Entertainment Company LLC, The New York Times Company and TyCom, Ltd. She is Chairman of the Board of Trustees of Augustana College.

Director since 1997. Age 47.

MICHAEL A. MILES

Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc. (consumer products) from 1991 until his retirement in 1994. Mr. Miles is a Special Limited Partner of Forstmann Little & Co. (investment firm) and a member of its Advisory Board. He is a director of The Allstate Corporation, AMR Corp., AOL Time Warner Inc., Community Health Systems, Inc., Dell Computer Corp., Exult, Inc., The Interpublic Group of Companies and Morgan Stanley Dean Witter & Co. He is a trustee of Northwestern University.

Director since 1992. Age 61.

DOROTHY A. TERRELL

President, Services Group, and Senior Vice President, Worldwide Sales, of Natural MicroSystems Corporation (telecommunications) since 1998. Ms. Terrell served as President of SunExpress, Inc., an operating company of Sun Microsystems, Inc., and as a Corporate Executive Officer of Sun Microsystems, Inc. from 1991 to 1997. She is a director of General Mills, Inc. and Herman Miller, Inc. She is a trustee of the National Housing Partnership Foundation.

Director since 1995. Age 55.


CLASS C: TERM EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

HALL ADAMS, JR.

Chairman of the Board and Chief Executive Officer of Leo Burnett Company, Inc. (advertising) from 1987 until his retirement in 1992. Mr. Adams is a director of Moody's Corporation (formerly Dun & Bradstreet) and McDonald's Corporation. He is a trustee of Rush-Presbyterian-St. Luke's Medical Center.

Director since 1993. Age 67.

JAMES R. CANTALUPO

Vice Chairman and President of McDonald's Corporation (restaurant chain) since 1999. Mr. Cantalupo served as Vice Chairman of McDonald's Corporation and Chairman and Chief Executive Officer, McDonald's International, from 1998 to 1999 and as President and Chief Executive Officer, McDonald's International, from 1991 to 1998. He is a director of McDonald's Corporation, Rohm & Haas Co., the Chicago Council of Foreign Relations and the Mid-America Committee. He is a trustee of Ronald McDonald House Charities, the National Multiple Sclerosis Society, Chicago Chapter, and a director of the International Federation of Multiple Sclerosis Societies.

Director since 2000. Age 57.

W. JAMES FARRELL

Chairman and Chief Executive Officer of Illinois Tool Works Inc. (manufacturing and marketing of engineered components) since 1996. Mr. Farrell is a director of Illinois Tool Works Inc., The Allstate Corporation, The Quaker Oats Company and The Federal Reserve Bank of Chicago. He is a trustee of the Chicago Symphony Orchestra, Rush-Presbyterian-St. Luke's Medical Center and the Museum of Science and Industry.

Director since 1999. Age 58.

Board and Committee Information
--------------------------------------------------------------------------------

The Board of Directors and four committees of the Board govern Sears. During 2000, the Board met eight times. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through considerable telephone contact and other communications with the Chairman and other key executives, as well as with external advisors such as legal counsel, outside auditors and investment bankers.

The average attendance at Board and committee meetings was 95% in 2000. No director attended fewer than 75% of the meetings of the Board and of the committees of which the director was a member in 2000 except Dorothy A. Terrell, who was absent for one meeting and missed a second due to a death in her family.

The following table identifies the current membership of board committees and states the number of committee meetings held during 2000. A summary of each committee's functions follows the table.


DIRECTOR                               AUDIT      COMPENSATION     EXECUTIVE     NOMINATING
--------                               -----      ------------     ---------     ----------

 Hall Adams, Jr.                         X                                            X
 Brenda C. Barnes                                       X *            X              X
 Warren L. Batts                         X *                           X              X
 James R. Cantalupo                                     X
 W. James Farrell                        X              X
 Alan J. Lacy                                                          X   *
 Michael A. Miles                                       X              X              X  *
 Hugh B. Price                           X                                            X
 Dorothy A. Terrell                      X              X
 No. of Meetings in 2000                 6              7              0              5
 * Committee Chair

AUDIT COMMITTEE

Assist the Board in monitoring:

o    The integrity of the financial statements of the Company.

o    The Company's system of internal control.

o The independence and performance of the Company's independent public accountants.

o    The compliance by the Company with legal and regulatory requirements.

All members of the Audit Committee are independent as defined in the applicable NYSE listing standards.

COMPENSATION COMMITTEE

o Approve the compensation of the Chief Executive Officer and other officers of the Company.

o Except as provided in specific plans or as resolved by the Board, responsible for administration of all benefit plans, including stock option plans, that affect officers' compensation.

EXECUTIVE COMMITTEE

o Perform certain Board duties between Board meetings, if necessary. (Did not meet in 2000.)

NOMINATING COMMITTEE

o Evaluate the performance of the Board of Directors and the Chairman and Chief Executive Officer.

o Review the management organization of the Company and succession plans for the Chairman and Chief Executive Officer.

o Make recommendations to the Board concerning the composition of the Board, the compensation of directors, the election of executive officers, the appointment of the Chairman for each committee of the Board, and the procedures for shareholder voting.

o    Review the Company's corporate governance guidelines.

You can recommend a director candidate to the Nominating Committee, and the Committee will evaluate the candidate's qualifications. Alternatively, you can nominate a candidate for election to the Board by complying with the nomination procedures in the Company's By-Laws. If you want to submit a nomination, you should review the By-Law requirements on nominations by shareholders, which are included in the excerpt from the By-Laws that is attached in Appendix A to this proxy statement. The Company must receive your nomination of a candidate for director for the 2002 annual meeting no earlier than January 14, 2002 and no later than February 13, 2002.



Report of the Audit Committee
--------------------------------------------------------------------------------

As described above, one of the Audit Committee's functions is to assist the Board in monitoring the Company's financial reporting process. In fulfilling its responsibilities, the Committee has:

o Reviewed and discussed the Company's audited financial statements with management;

o Discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standard No. 61 (SAS 61);

o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence; and

o Considered whether the independent auditors' provision of services beyond the review of the Company's quarterly and audit of the Company's annual financial statements is compatible with maintaining such auditors' independence.

Based on its reviews and discussions, and subject to the limitations on the Audit Committee's role and responsibilities as described in its charter, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the SEC.

The Board has adopted a charter for the Committee, which charter is attached as Appendix B to this proxy statement.

AUDIT COMMITTEE:

WARREN L. BATTS (CHAIRMAN)
HALL ADAMS, JR.
W. JAMES FARRELL
HUGH B. PRICE
DOROTHY A. TERRELL

Directors' Compensation and Benefits
--------------------------------------------------------------------------------

In order to align directors' interests with shareholders' interests, directors' compensation is paid in the form of deferred shares, stock options and cash.

o Each year, the Company grants to each director deferred shares valued at approximately $30,000. The deferred shares vest over the twelve-month period following the grant date. The directors receive their vested deferred shares when they leave the Board.

o The Company annually grants each director an option to purchase Sears common shares. The option is valued at approximately $30,000 and vests at the next annual meeting. The option exercise price equals the fair market value of the underlying shares on the grant date.

o The Company pays each director an annual $30,000 cash retainer in quarterly installments. The Company pays the chairs of the Audit, Compensation and Nominating Committees additional annual cash retainers of $5,000.

The actual number of deferred shares and option shares granted each year depends on the price of Sears common shares on the grant date. On May 11, 2000, the Company granted each director 763 deferred shares and an option to buy 2,288 shares at an exercise price of $39.32.

Non-employee directors who were first elected to the Board prior to December 31, 1995 will receive $30,000 annually after they retire from the Board pursuant to the Non-Employee Director Retirement Plan. That plan was terminated in 1995.

Beneficial Ownership
--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


                                                            SEARS COMMON     SUM OF COMMON SHARES
                                        SEARS COMMON            SHARE          PLUS COMMON SHARE
   NAME                                  SHARES (A)        EQUIVALENTS (B)        EQUIVALENTS
   ----                              ----------------     ----------------   ---------------------

   Hall Adams, Jr.                       12,112 (c)               -                    12,112
   Brenda C. Barnes                       8,273 (d)               -                     8,273
   Warren L. Batts                       12,712 (c)          30,233                    42,945
   James R. Cantalupo                     1,695 (e)             682                     2,377
   W. James Farrell                       2,843 (f)               -                     2,843
   Alan J. Lacy                         320,126 (g)               -                   320,126
   Arthur C. Martinez                 1,440,226 (h)               -                 1,440,226
   Michael A. Miles                      14,378 (c)          10,098                    24,476
   Hugh B. Price                          7,533 (i)           2,861                    10,394
   Dorothy A. Terrell                    12,162 (c)               -                    12,162
   James R. Clifford                     88,955 (j)               -                    88,955
   Mark A. Cohen                         91,588 (k)           9,412                   101,000
   Lyle G. Heidemann                    110,111 (l)          12,402                   122,513
   Anastasia D. Kelly                   117,875 (m)               -                   117,875
   All directors and executive        2,746,424 (n)          97,145                 2,843,569
   officers as a group


NOTES TO SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS TABLE:

(a)  Ownership is as of January 31, 2001 and includes:

     o Shares in which the director or executive officer may be deemed to have a beneficial interest (including options vesting by April 1, 2001); and

     o Shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances.

     Each director and executive officer has sole voting and investment power with respect to the common shares listed on the table next to his or her name, except that voting or investment power is shared as to 1,000 shares of stock owned by Brenda C. Barnes.

(b) Common share equivalents represent fees deferred by directors and salary and bonuses deferred by executive officers at the individual director's or officer's request. Deferred amounts are converted into common share equivalents, the value of which mirrors the value of Sears common shares. Common share equivalents are paid out in cash when the director or officer ceases to serve as a director or officer. Accordingly, the amounts ultimately realized by the directors and officers will reflect changes in the market value of Sears common shares from the date of deferral until the date of payout.

(c)  Includes 3,432 vested deferred shares and 7,580 shares subject to option.

(d)  Includes 2,220 vested deferred shares and 4,053 shares subject to option.

(e)  Includes 695 vested deferred shares.

(f)  Includes 1,163 vested deferred shares and 1,680 shares subject to option.

(g) Includes 234,371 shares subject to options and 816 shares credited in the 401(k) Plan.

(h) Includes 1,322,740 shares subject to options and 1,445 shares credited in the 401(k) Plan.

(i)  Includes 2,491 vested deferred shares and 5,042 shares subject to option.

(j) Includes 75,403 shares subject to options and 1,178 shares credited in the 401(k) Plan.

(k) Includes 59,538 shares subject to options and 384 shares credited in the 401(k) Plan.

(l) Includes 75,589 shares subject to options and 3,888 shares credited in the 401(k) Plan.

(m) Includes 80,466 shares subject to options and 274 shares credited in the 401(k) Plan.

(n) Includes vested deferred shares, shares subject to options and shares credited to executive officers in the 401(k) Plan.

To the knowledge of the Company, as of January 31, 2001 and excluding common share equivalents, no director or executive officer (including each person listed in the table) had a beneficial interest in more than 0.43% of Sears outstanding common shares, and all directors and executive officers together beneficially owned an aggregate of 0.82% of Sears outstanding common shares, including their shares subject to options.

James R. Clifford, an executive officer of the Company, also owns 4,000 common shares of Sears Canada Inc., a subsidiary of the Company.


SECURITY OWNERSHIP OF 5% SHAREHOLDERS


                                                          AMOUNT AND NATURE OF                   PERCENT
                                                          BENEFICIAL OWNERSHIP:                    OF
 NAME AND ADDRESS                                        SEARS COMMON SHARES (A)                  CLASS
 ----------------                                        -----------------------                 -------
 State Street Bank and Trust Company
 One International Place                                      33,895,610(b)                         10.1%
 Boston, Massachusetts 02110

 AXA and related entities, as a group, and AXA                30,645,265(d)                          9.2%
 Financial, Inc.(c)


NOTES TO SECURITY OWNERSHIP OF 5% SHAREHOLDERS TABLE:

(a) Beneficial ownership is based on the latest Schedule 13G filed by the shareholder for ownership as of December 31, 2000. Beneficial ownership may include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b) The number shown includes 27,065,945 shares held by State Street Bank and Trust Company, trustee, on behalf of participants in the 401(k) Plan.

(c) The address of AXA is 25, avenue Matignon, 75008 Paris, France; the address of AXA Assurances I.A.R.D. Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Assurances Vie Mutuelle is 370, rue Saint Honore, 75001 Paris, France, and of AXA Courtage Mutuelle is 26, rue Louis le Grand, 75002 Paris, France (together, the "Mutuelles"); and the address of AXA Financial, Inc. ("AFI") is 1290 Avenue of the Americas, New York, New York 10104.

(d) Based on the Schedule 13G covering these shares, the Mutuelles together control AXA, which in turn owns a majority interest in AFI. The Mutuelles and AXA, filing as a group, disclosed sole voting power as to 16,374,411 shares, shared voting power as to 3,498,269 shares, sole dispositive power as to 30,576,865 shares and shared dispositive power as to 68,400 shares of common stock. AFI disclosed sole voting power as to 16,292,461 shares, shared voting power as to 3,498,269 shares, sole dispositive power as to 30,558,215 shares and shared dispositive power as to no shares of common stock. A subsidiary of AFI, Alliance Capital Management L.P., acquired 30,555,415 of these shares for investment purposes on behalf of client discretionary investment advisory accounts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require the Company to disclose late filings of stock transaction reports by its directors and executive officers. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements were met during fiscal 2000 except for Hugh B. Price, director (Form 5 reporting an open market sale not timely filed on Form 4), and Kevin Keleghan, executive officer (Form 5 reporting ownership of shares not previously filed on Form 3).

Executive Compensation
--------------------------------------------------------------------------------

The following Summary Compensation Table shows compensation information for the current Sears Chairman, President and Chief Executive Officer, Mr. Lacy, the four other executive officers who were most highly compensated in 2000, and Mr. Martinez, former Chairman, President and Chief Executive Officer, who retired in December 2000 (the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                  -------------------------------------
                                    ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                             -----------------------------------  --------------------------  ---------
                                                                                 SECURITIES
                                                    OTHER ANNUAL   RESTRICTED    UNDERLYING     LTIP      ALL OTHER
NAME AND                                   BONUS    COMPENSATION  SHARE AWARDS    OPTIONS      PAYOUTS      COMP.
PRINCIPAL POSITION   YEAR    SALARY ($)   ($)(A)        ($)(B)        ($)(C)         (#)          ($)       ($)(D)
------------------  ------   ---------- ----------  ------------  ------------  ------------  ---------   ----------

Alan J. Lacy          2000      675,000  1,041,247        7,950       --           603,750         --        7,350
Chairman, President   1999      566,712    827,256        3,940    1,125,000(e)     40,000      174,130      7,000
 & CEO                1998      488,329    613,176        3,000    1,226,563        53,000         --        7,000


James R. Clifford     2000      415,000    552,654        4,125       --            4,866         --        7,350
President and Chief   1999      400,000    646,345        6,760       --           60,000      682,500      7,000
Operating Officer,
Full-Line Stores

Mark A. Cohen         2000      550,000    732,433       45,842       --            62,941(f)      --        7,350
President,            1999      500,068    623,009        7,898    1,125,000(e)     70,000      247,718      7,000
Softlines
Chief Marketing
Officer*

Lyle G. Heidemann     2000      400,000    532,678        4,763      381,300        25,304         --        7,350
President,            1999      321,533    404,790        7,198      337,500        18,809       98,493      7,000
Hardlines

Anastasia D. Kelly    2000      475,000    632,556          --       381,300        56,003(f)      --        7,350
Executive Vice        1999      386,849    581,954          --     1,028,250       125,400       84,375        --
President, General
Counsel

Arthur C. Martinez    2000    1,200,000  2,350,050      295,668        --           67,393         --    9,060,000(g)
Former Chairman,      1999    1,200,000  2,198,550      262,851        --          247,742      455,835      7,000
President & CEO       1998    1,150,000    980,088      245,987        --          137,515         --        7,000


* On January 22, 2001 Mr. Cohen was appointed Chairman and CEO of Sears Canada Inc., a subsidiary of the Company.


NOTES TO SUMMARY COMPENSATION TABLE:

(a) The amounts in this column were all awarded under the Company's Annual Incentive Compensation Plan, except Ms. Kelly's bonus for 1999 includes a payment of $100,000 as a sign-on bonus, and Mr. Clifford's bonus for 1999 includes $261,686 paid in connection with his transfer from Sears Canada.

     Pursuant to a deferred equity swap feature available to participants in the Annual Incentive Compensation Plan, Mr. Lacy elected to swap and defer 20% of his 2000 bonus ($208,249) for vested restricted common share equivalents at the fair market value of $40.60 per share on March 9, 2001. In exchange for electing to receive the equivalents in lieu of cash, Mr. Lacy received a 20% premium ($41,650) on the portion of the bonus he elected to swap and defer. He received the premium in restricted common share equivalents, which will vest on March 9, 2004.

(b) Represents tax reimbursement payments and/or above-market interest on deferred compensation. For Mr. Martinez, the figure also includes use of corporate transportation and financial planning.

(c) Restricted share awards are valued at the closing price of Sears common shares on the date of grant. The Company pays dividends on restricted shares at the same rate paid to all shareholders.

     On December 29, 2000, the Named Officers owned the restricted shares set forth in the table below. The market value is based on the closing price of Sears common shares on December 29, 2000, which was $34.75.

                        Mr. Lacy        Mr. Cohen     Mr. Heidemann     Ms. Kelly
                        --------        ---------     -------------     ---------
Number of Shares          65,000           26,668          23,066          35,000
Market Value          $2,258,750         $926,713        $801,544      $1,216,250


     Mr. Clifford holds 10,000 restricted shares of Sears Canada Inc., which are subject to performance vesting requirements. Based on the closing price of Sears Canada Inc. common shares on December 29, 2000 and the exchange rate on that date, the restricted shares had a market value of $141,200.

     Restrictions on the following shares lapse less than three years from the date of grant.

                                        Number of
                   Name                 Securities               Installment Vesting Dates
               -------------            ----------               -------------------------
               Mr. Cohen                    1,668                 February 2, 2001
               Mr. Heidemann               10,000                 May 10, 2001, 2002, 2003
                                                                  (in equal installments)
               Ms. Kelly                   25,000                 March 1, 2001, 2002, 2004
                                                                  (in equal installments)
               Ms. Kelly                   10,000                 May 10, 2001, 2002, 2003
                                                                  (in equal installments)

     All other restricted stock awards reported in the first table vest three years or more from the date of grant.

(d) Unless otherwise footnoted, these amounts represent the Company's matching contributions under the 401(k) Plan and under the Company's nonqualified Supplemental 401(k) Savings Plan.

(e) Restricted shares represented by this award will be forfeited to the extent that the performance-based vesting requirements for the stock option grants to Mr. Lacy in 1997 and to Mr. Cohen in 2000 are met (described under "Performance-Based Restricted Shares" on page 19).

(f) A portion of these options are subject to both performance-based vesting requirements and lapse of time vesting requirements. For a description of the vesting requirements, see "Performance-Based Stock Options" on page 18.

(g) This total includes an additional salary and bonus lump sum paid and a Long-Term Incentive Compensation Plan lump sum payable in connection with Mr. Martinez' retirement agreement, which is further described on page 17.

STOCK OPTIONS

The following table summarizes all stock options the Board granted to the Named Officers during 2000. Individual grants are listed separately for each Named Officer. The table also shows the estimated present value of each grant as of the date the option was granted.

OPTION GRANTS IN 2000

                                                                INDIVIDUAL GRANTS(a)
                                      -----------------------------------------------------------------------
                                         NUMBER OF    % OF TOTAL
                                        SECURITIES     OPTIONS
                                        UNDERLYING    GRANTED TO    EXERCISE                       GRANT DATE
                                          OPTIONS     EMPLOYEES      OR BASE        EXPIRATION       PRESENT
 NAME                                     GRANTED      IN 2000      PRICE($)         DATE         VALUE($)(b)
 ----                                   ----------    ----------    --------        ----------    -----------
 Alan J. Lacy                            48,750            .76        31.07          02/01/10       546,000

                                        555,000(c)        8.73        33.14          10/01/10     5,849,700
 James R. Clifford                        4,866            .07        31.07          02/01/10        54,499

 Mark A. Cohen                           12,941            .20        31.07          02/01/10       144,939

                                         50,000(d)         .78        56.13          03/09/10       600,500

 Lyle G. Heidemann                       25,304            .39        31.07          02/01/10       283,405

 Anastasia D. Kelly                      16,003            .25        31.07          02/01/10       179,234
                                         40,000(d)         .62        56.13          03/09/10       480,400

 Arthur C. Martinez                      67,393           1.06        31.07          02/01/10       754,802


NOTES TO OPTION GRANTS TABLE:

(a) Except as described in footnotes (c) and (d), all options have the following material terms. Options become exercisable in three equal annual installments beginning one year from the date of the grant. The option exercise price equals the fair market value of a common share on the date of grant. The options include tax withholding rights, which permit the option holder to elect to have shares withheld to satisfy tax withholding requirements. Excluding shares described in footnote (d), the option holder can pay the option exercise price by tendering Sears common shares, which in turn gives the option holder the right to purchase the same number of shares tendered at a price equal to the fair market value on the exercise date. The options include limited stock appreciation rights, which become exercisable in certain cases upon a change in control. Upon retirement, options will continue to vest but the number of shares subject to the option will be reduced proportionately to reflect the retirement date.

(b) These values were calculated using the Black-Scholes option pricing model applied as of the grant date. The assumptions used to calculate these values were as follows: dividend yield 1.60%; expected volatility 31%; risk-free interest rate 5.87%; and an option exercise date 8 years from the date of grant (the expected life of the option). With respect to the grants described in footnote (d), the Black-Scholes value was based on the above assumptions without reduction to reflect the possibility that the performance-based requirements will not be met. The actual value realized may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(c) This option has the features described in footnote (a), except that it vests in two equal annual installments beginning four years from the date of grant and does not have pro-rated vesting upon retirement.

(d) These options have the features described in footnote (a), except that they are subject to performance-based vesting conditions described under "Performance-Based Stock Options" on page 18, have no reload feature and have an exercise price in excess of the market price on the date of grant.

The following table shows options that Named Officers exercised during 2000 and the number of shares and the value of grants outstanding as of the end of the fiscal year for each Named Officer.

AGGREGATED OPTION EXERCISES IN 2000 AND
FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED,
                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                       OPTIONS AT 12/29/00                   AT 12/29/00(A)
                                                   --------------------------------   ----------------------------
                          SHARES
                       ACQUIRED ON      VALUE        EXERCISABLE      UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        NAME           EXERCISE(#)   REALIZED($)    (# OF SHARES)     (# OF SHARES)     ($ VALUE)      ($ VALUE)
 -----------------     -----------   -----------   --------------   ---------------   ------------  --------------

 Alan J. Lacy               -             -           187,120           748,085        1,000,730      1,072,950
 James R. Clifford          -             -            51,790            56,857           81,747         17,907
     Sears Canada
     Inc. (b)          36,700       660,613            16,100           150,000           20,254            -
 Mark A. Cohen              -             -            25,150           128,018             -            47,623
 Lyle G. Heidemann        900        17,244            51,784            44,531          540,226         93,119
 Anastasia D. Kelly         -             -            33,333           148,070             -            58,891
 Arthur C. Martinez (c)     -             -         1,003,056           819,684       11,718,471        248,006


NOTES TO OPTION EXERCISE TABLE:

(a) The value of unexercised, in-the-money options is based on the market price of a Sears common share of $34.75 as of the last trading day of the Company's fiscal year.

(b) Mr. Clifford formerly served as an executive officer of Sears Canada Inc., a subsidiary of the Company. For options on shares of Sears Canada Inc., Value Realized was calculated based on the closing exchange rate on the date of exercise. Other values have been converted from Canadian Dollars to US Dollars at the conversion rate as of fiscal year end.

(c) In connection with Mr. Martinez' retirement, additional shares vested on December 31, 2000. See page 17.

LONG-TERM INCENTIVE COMPENSATION PLAN

The performance criteria in the Company's Long-Term Incentive Compensation Plan measure increases in associate satisfaction ("Work"), customer satisfaction ("Shop"), and the Company's financial performance ("Invest") over a three-year performance cycle. The Company established goals for the performance measures at the beginning of the current performance cycle (1999-2001). The actual payout that executive officers will earn under the current cycle is based on the degree to which the Company achieves those goals.

LONG-TERM INCENTIVE COMPENSATION PLAN

                                                                      ESTIMATED FUTURE PAYOUTS
                             PERFORMANCE OR                     UNDER NON-STOCK-PRICE-BASED PLANS(A)
                           OTHER PERIOD UNTIL          ---------------------------------------------------------
NAME                      MATURATION OR PAYOUT         THRESHOLD($)             TARGET($)             MAXIMUM($)
----                      --------------------         ------------             ---------           ------------
Alan J. Lacy              1/1/99 through                136,298                 545,193             1,253,944
                          12/31/01
James R. Clifford         1/1/99 through                 78,047                 312,188               718,032
                          12/31/01
Mark A. Cohen             1/1/99 through                107,411                 429,645               988,184
                          12/31/01
Lyle G. Heidemann         1/1/99 through                 72,968                 291,870               671,301
                          12/31/01
Anastasia D. Kelly        1/1/99 through                 89,062                 256,250               819,375
                          12/31/01


NOTE TO LONG-TERM INCENTIVE PLAN TABLE:

(a) The Company sets target awards for participants at the beginning of each performance cycle, based on "work, shop and invest" goals and a percentage of estimated aggregate salary during the performance cycle. Actual awards are based on the achievement of goals and the actual salary the individual earned during the cycle, to the extent permitted by appropriate tax authorities. The maximum award for a participant is 150% of target. Under the terms of Ms. Kelly's offer letter, she will receive no less than $84,375 for the performance cycle.

PENSION PLAN

The Company maintains basic and supplemental pension plans that, subject to vesting conditions, provide retirement benefits for certain full-time and part-time United States associates of the Company and its subsidiaries. Through December 31, 1999, annual retirement benefits under the pension plans were based upon credited years of service and the average annual cash compensation of the associate's highest five successive calendar years of earnings out of the ten years immediately preceding termination of employment ("final average annual compensation").

In 1995, the Company changed the manner of computing retirement benefits for years of service after January 1, 2000. Under the new formula, retirement benefits are now based on the individual's cash compensation each year instead of his or her final average annual compensation. "Cash compensation" for pension plan purposes generally consists of salary and annual bonus. In the case of the Named Officers, it generally consists of amounts paid as shown in the salary and bonus columns in the Summary Compensation Table on page 12, excluding:

o    Amounts earned before the Named Officer became eligible under the plan; and

o    Bonuses and premiums described in footnote (a) to the table.

Benefits earned through December 31, 1988 are reduced by a portion of the participant's estimated social security benefits.

As of December 31, 2000, and rounded to the nearest whole number, credited years of service under the pension plans for the Named Officers were as follows: Alan
J. Lacy, 5, James R. Clifford, 12, Mark A. Cohen, 2, Lyle G. Heidemann, 33, and Anastasia D. Kelly, 2.

o Ms. Kelly receives a 2-year-for-1-year service credit until age 60 under the terms of her employment offer.

o Mr. Clifford will receive a 5 year service credit upon retirement on or after age 55, death or total disability or a 10 year service credit upon retirement on or after age 60 or involuntary termination without cause.

o Mr. Martinez has received a lump-sum payment of his non-qualified supplemental pension plan benefits in connection with his retirement. See page 17. He remains eligible to receive qualified pension plan benefits based on approximately 7 years of service and plan-eligible compensation of a maximum of $170,000 per year.

The Pension Plan Table below shows annual retirement benefits that would be payable based upon various assumptions as to annual cash compensation and years of service. It assumes retirement on December 31, 2001 at age 65. The table also assumes that benefits will be payable over the participant's lifetime with no survivor benefits.

PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                                ---------------------------------------------------------------------------------------
    REMUNERATION                  5                  10                  15                   25                 35
    ------------                -------            --------            --------             ---------         ---------
      $1,000,000                $65,193            $125,844            $188,850              $320,797          $450,594
       1,650,000                108,350             209,203             314,020               533,608           749,170
       2,300,000                151,507             292,563             439,190               746,419         1,047,745
       2,950,000                194,664             375,922             564,360               959,229         1,346,321
       3,600,000                237,822             459,281             689,529             1,172,040         1,644,896
       4,250,000                280,979             542,641             814,699             1,384,851         1,943,472

Termination of Employment and Change in Control Arrangements
--------------------------------------------------------------------------------

OFFICERS' AGREEMENTS

The Named Officers have entered into agreements with the Company that require the Named Officers to maintain the confidentiality of information concerning the Company's business. The agreements also prohibit the Named Officers from working for a competitor of the Company or hiring any Sears employees for two years after their employment with the Company ends (three years for Mr. Martinez). Under the agreements, if the Company terminates a Named Officer's employment without cause, the Named Officer (except for Mr. Martinez, whose arrangements are described below) will receive the following benefits:

o Two years of salary continuation, which includes annual base pay and annual bonus target calculated for the year the Named Officer's employment with the Company ends;

o    All Company benefits during the salary continuation period; and

o    Continued vesting of stock options during the salary continuation period.

After the first year, salary continuation payments will be reduced by the amount of any compensation and benefits the Named Officer receives from other employment.

If the Named Officer's employment is terminated in connection with a "change in control" of Sears, the Named Officer will receive the following benefits:

o Pro-rated salary, including base pay and target bonus, as of the termination;

o A lump sum equal to two years of annual base pay plus two times the annual bonus target, determined by the year of termination; and

o    All Company benefits for two years following the termination.

Generally, a "change in control" occurs if:

o Anyone becomes the beneficial owner of 20% or more of the outstanding Sears common shares or the combined voting power of all voting securities;

o The Board's nominees for election do not constitute a majority of the Board following the election; or

o A fundamental corporate change occurs, such as a reorganization, merger, consolidation, liquidation, or dissolution or a sale of substantially all of Sears assets, unless Sears shareholders and directors maintain control of the resulting entity.

Named Officer's agreements may also provide for supplemental plan benefits as described in the compensation tables.

In April, 2000, the Company and Mr. Martinez entered a retirement agreement, reflecting his service to Sears and providing for his leadership in the management transition process. Under the agreement, Mr. Martinez will receive retirement benefits, including the payments reflected in the Summary Compensation Table on page 12, additional credited compensation and service under the Company's pension plans (under which Mr. Martinez elected to take, upon retirement, a lump-sum payment of $12,059,871), retiree medical coverage based on an assumption of 10 years of continuous service, continuing indemnification and liability insurance coverage, and, consistent with the Company's tradition, a furnished office with secretarial assistance for up to 9 years and tax and financial planning for 5 years. The Company also agreed to fully vest 319,684 shares subject to options previously granted. Mr. Martinez' performance-based option on 500,000 shares vested, subject to satisfaction of the share-price condition described in "Performance-Based Stock Options."

CERTAIN STOCK OPTION AND RESTRICTED SHARES PROVISIONS

This section describes the material terms of the Sears stock options, restricted shares, performance-based stock options and performance-based restricted shares held by the Named Officers as of January 31, 2001, subject to the adjustments for Mr. Martinez described above. See the Option Grants in 2000 table on page 14 for additional detailed information.

STOCK OPTIONS

The options the Company granted to the Named Officers in 2000 vest in three equal annual installments and remain exercisable until the tenth anniversary of the grant date. The vesting rule is subject to the following exceptions:

o Generally, a pro-rated portion of unvested options will continue to vest after a Named Officer's normal retirement at age 65, his Company-approved early retirement or his death or permanent disability.

o    100% of the options will vest upon a change in control of the Company.

o Performance-based option grants to Mr. Cohen and Ms. Kelly are subject to the vesting schedule described under "Performance-Based Stock Options."

o One grant to Mr. Lacy vests in two equal annual installments beginning four years from the date of grant.

In addition, the options include limited stock appreciation rights that become exercisable in certain cases upon a change of control.

The Company can terminate all outstanding stock options, vested and unvested, if it merges with another entity or enters into certain other extraordinary transactions. In the event of such a transaction, the Company must make one of three equitable adjustments to the outstanding options:

o    Replace the options with equivalent options for shares in the new entity;

o Accelerate the vesting of options so that they are exercisable prior to the transaction; or

o Pay in cash the difference between the exercise price of the options and the market price of the stock underlying the options - whether vested or unvested - on the date of the transaction.

RESTRICTED SHARES

Restricted shares are Sears common shares that cannot be sold or otherwise transferred. A Named Officer or that officer's estate can exchange restricted shares (other than performance-based restricted shares described below) for unrestricted shares upon:

o    The scheduled vesting date of the grant, which varies by grant;

o    Retirement at age 65;

o    Early retirement with Company approval after age 60;

o    Death;

o    Permanent disability; or

o    A change in control of the Company.

Under a policy of the Sears Compensation Committee, a holder of restricted shares who retires before age 60 is permitted to exchange a pro-rated portion of the restricted shares for unrestricted shares.

PERFORMANCE-BASED STOCK OPTIONS

In 1997, the Company granted performance-based stock options to Mr. Lacy and Mr. Martinez. In 2000, the Company granted performance-based options with the same conditions to Mr. Cohen and Ms. Kelly.

Vesting Schedule

Subject to the share-price condition described below, the performance-based options become exercisable in three installments, one-half in March 2003 and one-quarter in each of March 2004 and 2005. Mr. Lacy, Mr. Cohen and Ms. Kelly must remain employed by the Company through the vesting dates to be able to exercise the full amount of their performance-based options. Mr. Martinez' performance-based options are currently exercisable, subject to the share-price condition described below.

The vesting schedule is subject to some exceptions, pursuant to which a pro-rated portion of the performance-based options will become exercisable under the circumstances described below. The number of "Pro-Rated Options" will be calculated by multiplying the total number of shares underlying the performance-based option held by a Named Officer by a fraction, the numerator of which will be the number of months that elapse between the grant date and the date employment terminates and the denominator of which will be the number of months from the date of grant to the date each installment otherwise vests.

o A Named Officer's Pro-Rated Options will continue to vest after normal retirement (age 65), Company-approved early retirement, death or permanent disability.

o A Named Officer's Pro-Rated Options will become exercisable after a change in control if (i) the Named Officer and the Company mutually agree to end his employment or (ii) the Named Officer resigns because his job responsibilities or salary change significantly.

o All of a Named Officer's options will become exercisable if, following a change in control of the Company, the Company terminates his employment without cause.

Share-Price Condition

In addition to the time-based vesting requirements, the performance-based options are subject to the following condition: each installment will become exercisable if prior to March 12, 2003 the daily average price for Sears common shares is at least $100.00 per share for 20 consecutive trading days (the "share-price condition").

If the Company undergoes a change in control, for 60 days following the change in control, stock appreciation rights will be available with respect to vested performance-based options.

PERFORMANCE-BASED RESTRICTED SHARES

In 1997, the Company granted performance-based restricted shares to Mr. Lacy. The performance-based restricted shares become exchangeable for unrestricted shares on the dates specified below if the share-price condition is satisfied.

Subject to satisfying the share-price condition, the performance-based restricted shares will become exchangeable for unrestricted shares on March 12, 2007. In addition, a pro-rated portion of the restricted shares will become exchangeable under the circumstances described below. The number of "Pro-Rated Restricted Shares" will be calculated by multiplying the total number of performance-based restricted shares owned by Mr. Lacy by a fraction, the numerator of which will be the number of months that elapse between the grant date and the date the employment of Mr. Lacy terminates and the denominator of which will be the number of months required for full vesting of his performance-based restricted shares (120 months).

o The Pro-Rated Restricted Shares will become exchangeable for unrestricted shares upon normal retirement (age 65), Company-approved early retirement, death or permanent disability.

o The Pro-Rated Restricted Shares will become exchangeable after a change in control if (i) Mr. Lacy and the Company mutually agree to end his employment or (ii) he resigns because his job responsibilities or salary change significantly.

o All of the restricted shares will become exchangeable if, following a change in control of the Company, the Company terminates his employment without cause.



Report of the Compensation Committee
--------------------------------------------------------------------------------

Sears seeks to manage its businesses to create superior long-term shareholder returns. In support, Sears executive compensation philosophy and compensation program are designed to: 1) provide competitive total compensation, 2) reward executives who achieve business objectives and 3) reinforce long-term commitment to business growth.

The program is based on executive performance, aligning executive interests with those of shareholders. Executives have both individual and collective accountability for reaching defined performance standards. These standards are built around management objectives to: 1) drive profitable growth, 2) become truly customer-centric, 3) develop a diverse, high-performance culture and 4) focus on productivity and returns.

When Sears achieves its goal of top quartile performance against a peer group of retail and service companies, Sears executives should be rewarded with competitive compensation. Pay at risk should be an important portion of total compensation, and incentive curves should be appropriate to stretch objectives. In addition, outstanding growth as measured by increasing long-term shareholder returns should result in superior rewards for executives.

At every level, compensation practices should reinforce Sears commitment to the customer's view, satisfied through achievement-oriented associates demonstrating individual and team commitment to performance and shareholder value.

COMPENSATION PROGRAM

The executive compensation program consists of five parts:

Base Salary

Base salaries are reviewed each year and reward executives for contributions to company success. Base pay depends upon the individual's level of contribution, experience, performance, potential and the relevant labor market. For 2000, the Committee approved base salary increases that were competitive with the market.

Annual Incentive Compensation

The Annual Incentive Compensation Plan rewards individuals who achieve year-over-year business-growth objectives. For 2000, the entire annual bonus was based on growth in earnings per share for the CEO and officers who were direct reports to the CEO. For others, the annual bonus generally was based on a combination of growth in earnings per share and achievement of specified business-unit objectives. Executives may elect to receive all or part of their annual bonus in shares of Sears stock, which increases ownership.

Long-Term Incentive Compensation

The Long-Term Incentive Compensation Plan focuses on executives' collective accountability to achieve long-term growth and returns. Executives may elect to receive all or part of their long-term incentive award in shares of Sears stock, which increases ownership. The Company did not make a payment under this plan for 2000, which is the second year of a three-year performance cycle.

Long-Term Stock Options

Sears generally grants stock options annually under the Sears Employee Stock Plans to reward executives for growth in Company value as measured by stock price. The option price is equal to the fair market value of a share on the grant date. The size of option grants is calculated as a percent of the executive's base salary. Together, long-term incentive compensation and stock options are designed to provide competitive levels of rewards for the achievement of specified operating goals and growth in long-term shareholder returns.

Stock Ownership Guidelines

To further align executive and shareholder interests, the Compensation Committee has established a guideline for Sears stock ownership by executives. The guideline is five times base salary for the CEO, three times base salary for senior direct reports and one times base salary for the other senior executives. All executives have five years to achieve ownership guidelines.

CEO COMPENSATION

Mr. Lacy's salary, annual bonus, stock option grants and long-term incentive awards generally follow the policies just described. Amounts paid and granted under these plans are disclosed in the compensation tables beginning on page 12.

In 2000, the Compensation Committee approved an annual base salary increase from $600,000 to $900,000 for Mr. Lacy, recognizing his promotion to Chairman and Chief Executive Officer. This base salary achieves the median competitive market level for his position.

Mr. Lacy's 2000 target bonus was based on a pre-approved target level of improvement in the Company's earnings per share over the prior year, as described under "Annual Incentive Compensation." The Company's actual earnings per share exceeded the target level. Accordingly, Mr. Lacy's 2000 annual bonus of $1,041,247 was also above target level.

In 2000, the Company granted Mr. Lacy an option to purchase 555,000 common shares at a grant price of $33.14 in conjunction with his promotion to Chairman and Chief Executive Officer. The Company also granted Mr. Lacy an option to purchase 48,750 common shares at a grant price of $31.07.

In 2000, Mr. Martinez retired as Chairman and CEO of the Company. In recognition for his years of dedicated service, his leadership in the management transition process and the overall transformation of Sears, Mr. Martinez will receive payments related to his retirement that are described on page 17.

PEER COMPANIES

The Committee regularly monitors compensation practices of peer retail and service industry companies and other Fortune 100 companies to determine the competitiveness of Sears executive compensation. The Committee believes that the Company's most direct competitors for executive talent are not always industry peers. The compensation peer group is not identical to the companies included in the S&P Retail Stores Composite Index and the S&P Retail Department Stores Index that are used for the comparison performance graph on page 22, although some companies are in both the compensation peer group and one or both of the indexes.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Federal tax law limits the Company's tax deduction for annual compensation paid to certain Named Officers to $1 million per person, unless certain exceptions apply. One of these exceptions is that certain compensation based on objective performance goals and terms approved by shareholders is not subject to the $1 million limitation. The Committee uses and intends to use performance-based compensation, which should minimize the effect of these tax limits. Yet because Sears must attract and appropriately reward executives, the Committee believes the loss of a tax deduction occasionally may be necessary.

PERFORMANCE-BASED EQUITY INCENTIVES

To emphasize Sears commitment to creating greater shareholder value, in 1997 and 2000, the Company granted performance-based stock options and restricted common shares to certain members of the Company's senior management. The options will become exercisable and the restricted shares will vest only if the price of Sears common stock reaches $100 for 20 consecutive trading days prior to March 12, 2003. The material terms of the stock options and restricted shares are described on pages 18 and 19.

Also, officers who elect to receive some or all of their annual or long-term incentive award in Sears shares receive a 20% premium on the portion of the bonus they take in shares. The premium portion is paid in restricted shares.

THE COMPENSATION COMMITTEE

The Compensation Committee is composed of independent, non-employee directors. The Committee helps the Board establish the Company's executive compensation philosophy. The Committee approves the terms and conditions of employment for executive officers and administers the compensation programs for these officers. In addition, the Committee oversees benefits plans covering all associates, recommending changes in these plans to the Board. The Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

CONCLUSION

The Compensation Committee believes that Sears executive compensation programs align the interests of the Company's executive officers with those of the shareholders and support management objectives to drive profitable growth and improve productivity and financial returns.

COMPENSATION COMMITTEE:

BRENDA C. BARNES (CHAIRMAN)
JAMES R. CANTALUPO
W. JAMES FARRELL
MICHAEL A. MILES
DOROTHY A. TERRELL

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

During 2000, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Brenda C. Barnes, James R. Cantalupo, Alston D. Correll, Jr., W. James Farrell, Michael A. Miles, Patrick G. Ryan and Dorothy A. Terrell. There were no interlocks with other companies within the meaning of the SEC's proxy rules during 2000.

Performance Graph
--------------------------------------------------------------------------------

The following graph compares the performance of Sears common shares with that of the S&P 500 Index, the S&P Retail Stores Composite Index and the S&P Retail Department Stores Index.

The S&P Retail Stores Composite Index consists of all companies included in the S&P 500 Index in the broadly defined retail sector, which includes competing retailers of softlines (apparel and domestics) and hardlines (appliances, electronics and home improvement products), as well as food and drug retailers. The S&P Retail Department Stores Index consists primarily of department stores that compete with the Company's full-line stores.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
DECEMBER 1995 THROUGH DECEMBER 2000

                               [PERFORMANCE GRAPH]








                                         1995         1996         1997         1998         1999       2000
-----                                   ------      ------       ------       ------        -----       -----
SEARS                                   100.00      120.26       120.44       115.17        84.24       99.20
S&P 500                                 100.00      122.94       163.94       210.79       255.15      231.93
S&P RETAIL COMPOSITE                    100.00      117.76       170.34       274.74       332.79      279.85
S&P RETAIL DEPT. STORES                 100.00      113.12       142.78       146.16       124.25      127.32


Assumes $100 invested on December 29, 1995. Dividends are reinvested at the end of the month in which the ex-dividend date falls.

ITEM 2: APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

Item 2 is the ratification of the Audit Committee's recommendation that Deloitte & Touche LLP be appointed independent public accountants to audit the financial statements of the Company for fiscal year 2001. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

THE BOARD RECOMMENDS THAT YOU VOTE to ratify THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 2001 AS PROPOSED IN ITEM 2.


ITEM 3 AND ITEM 4: PERFORMANCE GOALS - ANNUAL INCENTIVE COMPENSATION PLAN AND PERFORMANCE GOALS - LONG-TERM INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------

The Company uses annual and long-term incentive plans to attract and retain key employees and to provide added incentives to achieve performance goals. The two incentive plans covered by these proposals, the Annual Incentive Compensation Plan (the "AIP") and the Long-Term Incentive Compensation Plan (the "LTIP"), historically have been an integral part of the Company's compensation structure.

Sears is seeking shareholder approval of the material terms of the performance goals under the incentive plans, including:

o    The employees eligible to participate in the incentive plans,

o The business criteria (goals, formulae or standards) used to calculate bonuses payable, and

o    The maximum nondiscretionary bonus payable to a participant.

At the 1994 Sears annual meeting, shareholders approved the material terms of the performance goals under the incentive plans. At the 1996 Sears annual meeting, shareholders re-approved them, making additional business criteria available and revising the maximum amounts payable.

Sears is seeking your approval again this year for two reasons. First, in order to avoid limits on the federal tax deductibility of compensation paid under the incentive plans to certain Named Officers for any given year, the Company must seek shareholder approval of the material terms of the performance goals every fifth year. Second, the Board desires to expand the range of business criteria available and revise the maximum amounts payable.

If Sears does not receive shareholder approval, Sears will consider whether to continue the incentive plans for the Named Officers and alternative ways to fairly compensate them.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE INCENTIVE PLANS.

The Company proposes that certain officers and key employees of the Company continue to be eligible to participate in the incentive plans. As of January 31, 2001, there were 210 participants in each of the incentive plans, all of whom were senior Company officers.

While the performance goals are used more broadly, the incentive plans and approval by shareholders are intended to satisfy requirements for federal tax deductibility for compensation of certain Named Officers. Future payments under the plans are not ascertainable. The Summary Compensation Table's bonus column (page 12) and the Long-Term Incentive Compensation Plan table (page 15) provide additional information about payments under the plans to Named Officers for 2000.

The Compensation Committee of the Board selects participants from among those approved by shareholders and establishes written performance goals based on shareholder approved business criteria:

o    At the beginning of the fiscal year for the AIP, and

o At the beginning of a performance cycle (generally covering at least three years) for the LTIP.

The Compensation Committee does not have discretion to adjust the performance goals once they have been set for a performance period.

The performance goals are based on one or more of the business criteria approved by the shareholders. A third party with knowledge of the relevant facts could determine whether the performance goals were satisfied and calculate the amount of any non-discretionary bonus payable. (However, the specific targets generally are confidential business information and are not publicly disclosed.)

The Company proposes to use the following business criteria: financial return ratios (such as profit return or margin), revenue, comparable stores sales growth, earnings, earnings per share, cash flow, balance sheet measurements (such as working capital, inventory or receivable turnover), cost management, market share, value-based measures (such as stock price or shareholder return or value), productivity, customer satisfaction performance goals and employee opinion survey results.

Generally, any incentive plan participant employed on the last day of the fiscal year is eligible to receive a nondiscretionary cash bonus, based upon the attainment of the performance goals. The incentive plans do not allow the Compensation Committee of the Board of Directors to increase a non-discretionary bonus. The incentive plans do allow the Compensation Committee to award a discretionary cash payment to any incentive plan participant other than certain Named Officers. The Compensation Committee may decrease or eliminate a bonus otherwise payable to any participant.

The Company proposes a maximum non-discretionary bonus payable each year under the AIP to any plan participant of $6,000,000.

The Company proposes a maximum non-discretionary bonus payable each year under the LTIP to any plan participant of $6,000,000.

In each case, the maximum will be increased to include an additional sum equal to 20% of the bonus payable if the employee accepts the bonus (and additional sum) in Company stock or equivalent units, as may be allowed. (The stock or equivalent units will be issued under a separate, existing plan.)

The Board or Compensation Committee may amend, suspend or terminate the incentive plans at any time, except shareholder approval is required to change the eligible employees, business criteria or maximum nondiscretionary bonus.

Item 5: Shareholder Proposal Regarding Vendor Standards
--------------------------------------------------------------------------------

Item 5 is a proposal submitted by Christian Brothers Investment Services, Inc. (the "Lead Proponent"), American Friends Service Committee, Congregation of the Sisters of Charity of the Incarnate Word, Connecticut Retirement Plans and Trust Fund, Domini Social Investments, Aaron Merle Epstein, New York City Police Department Pension Fund, St. Joseph Health System, The Sisters of St. Francis of Philadelphia, and United States Trust Company. A list of the names, addresses and number of the Company's shares held by each co-proponent will be promptly provided upon oral or written request.

SHAREHOLDER PROPOSAL

WHEREAS: Consumers and shareholders continue to be seriously concerned about whether abusive working conditions and absence of a living wage exist in facilities where the products they buy are produced or assembled.

Three-quarters of the US consumers surveyed would avoid shopping at a retailer that they knew sold garments made in sweatshops. An overwhelming 86% of those surveyed would pay a 5% mark-up to ensure decent working conditions. ("The Consumer and Sweatshops," Marymount University Survey, November 1999)

Students have persuaded their universities to adopt codes requiring that clothing sold in university stores is made under humane conditions. (Business Week, 5/3/99)

Nearly half the global workforce involved in producing textiles, garments and shoes are women and wage inequalities are their universal lot. (International Labor Organization, 10/16/00)

Our company purchased goods produced in countries like China where human rights abuses and unfair labor practices have been well documented. (U.S. State Department's "China Country Report on Human Rights Practices -- 1999")

Reports that suppliers are exploiting workers may damage our company's reputation and generate a consumer backlash. Our company should demonstrate enforcement of its standards by developing independent monitoring programs with local, respected and independent religious, human rights and labor groups. To be credible, the process of monitoring and verification must be transparent, with the contents of compliance reports made public.

To improve the quality of life of workers who make its products, our company should implement ongoing wage adjustments, ensuring that workers have a sustainable living wage.

And rather than terminating contracts Sears should establish incentives to encourage its suppliers and vendors to raise labor standards.

RESOLVED: Request the Board of Directors to:

1. Amend the Sears Buying Policy and standard purchase contracts to reflect full adoption of the principles defined by the International Labor Organization (ILO). ("Declaration on Fundamental Principles and Rights at Work and its Follow-up")

2. Establish an independent monitoring process that assesses adherence to these conventions and,

3. Report annually on adherence to the amended Policy through an independent and transparent process, the first such report to be completed by January 2002.

SHAREHOLDERS' SUPPORTING STATEMENT

1. All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98).

2. Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

3. There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Convention 100 and 111).

4. Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105).

5.   There shall be no use of child labor. (ILO Convention 138)

THE COMPANY'S STATEMENT IN OPPOSITION

The Board of Directors recommends that shareholders vote against this proposal.

Sears is fully committed to conducting its business at home and abroad with a high standard of business ethics, in compliance with all applicable laws and with a regard for human rights. Sears expects its vendors to do the same.

Consistent with this commitment, the Company has developed policies and procedures designed to maximize compliance by its vendors with the Company's position. These policies and procedures include a buying policy, standard purchase contract provisions, and audit procedures.

The buying policy sets forth requirements that Sears vendors -- domestic and foreign -- generally must satisfy as a condition of doing business with Sears. The standard policy is reviewed and revised periodically. The standard policy specifically addresses many of the concerns expressed in the International Labor Organization principles cited by the proponents. It prohibits the use of child labor and forced labor, sets forth requirements regarding employee health and safety, and outlines requirements for employment practices, wages, hours and benefits. It prohibits vendors from penalizing employees who exercise their right to establish and join legal organizations and prohibits job discrimination based on personal characteristics and beliefs.

The Company's standard purchase contract requires vendors to certify that all goods sold to Sears are manufactured in compliance with all applicable laws governing the vendor's working conditions, wages, hours and minimum age of the vendor's work force. Vendors further represent and warrant that their goods have not been produced by forced or involuntary labor. Vendors also agree to respond to Sears requests for information regarding the location and method of manufacture. The standard purchase contract prohibits vendors from changing the location of manufacture without first informing Sears and authorizes Sears to inspect any production facilities at which any Sears merchandise, or any components or piece goods, are being produced. This includes the vendor's own facilities as well as those of subcontractors and suppliers.

Sears has retained an independent, contractor compliance auditing firm to review the working conditions and employment practices of a selected number of domestic apparel vendors that supply Sears branded products each year. In addition, Sears personnel review the facilities used by prospective overseas vendors to authorize the supplier relationship with Sears and periodically review general working conditions in a selected number of existing overseas facilities. When these reviews reveal problems, Sears will generally work with the vendor to have the problems corrected, but reserves the right to terminate the supplier relationship.

Sears learns of alleged violations from external sources, including customers, media reports and concerned citizens. In addition, Sears reviews the Department of Labor's quarterly Garment Enforcement Report, which lists domestic manufacturers who have been cited for wage and hour violations. Sears investigates alleged violations and wage and hour citations with its vendors and such other parties as appropriate. If the Company determines that the alleged violations have merit, Sears will work with the vendor to address the problem or terminate the vendor. The Company follows up with vendors to verify that the wage and hour citations have been satisfactorily resolved.

Finally, the Company provides, on request, information about its buying practices and policies and vendor standards. The Company has met in the past with the Lead Proponent of this proposal and has expressed its willingness to open additional dialog with the Lead Proponent in a continuing effort to strengthen our commitment.

The Board of Directors believes that the buying policy, coupled with other procedures currently in place, reflects Sears commitment.

ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE AGAINST ITEM 5.

Certain Transactions
--------------------------------------------------------------------------------

As described on page 11, State Street Bank and Trust Company ("State Street") beneficially owns 10.1% of Sears outstanding common shares. State Street provides credit lines to the Company, provides investment management services to the Sears Pension Plan and serves as trustee for the 401(k) Plan. In addition, State Street also provides, through a joint venture with CitiGroup formed on April 1, 2000, administrative services to the 401(k) Plan and the Sears Pension Plan. In 2000, the Company, the Sears 401(k) Plan and the Sears Pension Plan together paid State Street approximately $8.6 million for these and related services.

Independent Accountant Fees
--------------------------------------------------------------------------------

Deloitte & Touche LLP billed the Company the following fees for the past fiscal year.

 Audit Fees (review of quarterly and audit of annual financial statements)            $    3,021,500
 Financial Information System Design and Implementation Fees (as defined in           $          -0-
 applicable SEC rules).
 All Other Fees                                                                       $    2,796,120


Other Matters
--------------------------------------------------------------------------------

Effective March 31, 1998, the Company renewed its directors and officers liability insurance policies in the aggregate amount of $150 million. The 2000 premiums were approximately $1.67 million. The policies expire on March 31, 2001. The Company is currently in negotiations to renew the policies. The insurers are A.C.E. Insurance Co., Lloyds of London, Gulf Insurance Co., Reliance National Insurance Co., Great American Insurance Co., Executive Re Indemnity Co., Zurich-American Insurance Co., Federal Insurance Co. and National Union Fire Insurance Co. No sums have been paid under any directors and officers liability insurance policies or other indemnification obligation in 2000.

Appendix A
--------------------------------------------------------------------------------
EXCERPTS FROM BY-LAWS OF SEARS, ROEBUCK AND CO.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. All meetings of the shareholders shall be held at such place within or without the State of New York as shall be fixed by the Board of Directors from time to time.

     Section 2. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such time as is specified in the notice of the meeting on either the second Wednesday in May of each year or on such other date as may be fixed by the Board of Directors prior to the giving of the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders.

     Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

     For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

     Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

     For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called to be held at any time upon the request of the Chairman of the Board of Directors, the President or a majority of the members of the Board of Directors or of the Executive Committee then in office. Business transacted at all special meetings shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section 3 and only such purpose or purposes shall be set forth in the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders.

     Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) pursuant to the Company's notice of meeting (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by the third paragraph of Section 2 of Article I of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

     Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

APPENDIX B
--------------------------------------------------------------------------------
AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

The Audit Committee (the "Committee") is appointed by the Board of Directors pursuant to Article III of the By-Laws of Sears, Roebuck and Co. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's system of internal control, (3) the independence and performance of the Company's independent public accountants, and (4) compliance by the Company with legal and regulatory requirements.

The Committee shall consist of such number of directors, not less than three, who shall not be officers or employees of the Company or any of its affiliates as shall from time to time be prescribed by the Board of Directors. Each member of the Committee shall be, or must become within a reasonable period of time after his or her appointment to the Committee, financially literate and at least one member of the Committee shall have accounting or related financial management expertise as each may be determined by the Board in the exercise of its business judgment. Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

Responsibilities

The Committee shall review with management, the Company's independent public accountants, and its internal auditors:

1. upon completion of the audit, the annual financial statements of the Company, the independent public accountants' report thereon, the other relevant financial information to be included in the Company's Annual Report on Form 10-K, and its annual report to shareholders; and

2. prior to the filing of any Form 10-Q, the results of the interim financial review with the Committee or its Chairman, when required of the independent public accountants by the auditing standards.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits or for determining whether the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all applicable laws and regulations.

The Committee shall review:

1. the annual audited financial statements with management, internal auditors and the Company's independent public accountants, and discuss major changes or other issues regarding accounting principles and practices, significant financial reporting issues and judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting;

2. recommendations made by the Company's independent public accountants and internal auditors with respect to the accounting methods and the adequacy of the system of internal control used by the Company;

3. the audit plans of the Company's independent public accountants and internal auditors;

4. reports concerning compliance with governmental laws and regulations and with the Company's policies relating to business practices and procedures, ethics, conflicts of interest, perquisites and use of corporate assets; and

5. the Company's activities with respect to compliance with laws and regulations.

After such reviews, the Committee shall report thereon to the Board of Directors and prepare and file any other required reports.

Meetings

The Committee shall meet at least four times annually, and may meet more frequently as circumstances warrant.

The Committee shall meet with the Company's independent public accountants, internal auditors, compliance officer, or Chief Financial Officer in separate executive sessions whenever the Committee shall deem it appropriate. The Committee shall review with the General Counsel of the Company the status of legal matters that may have a material impact on the Company's financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

INDEPENDENT ACCOUNTANTS

The Committee shall instruct the Company's independent public accountants that they are ultimately accountable to the Board of Directors and the Committee, and that the Board and the Committee are responsible for the selection (subject to shareholder approval if so determined by the Board), evaluation and termination of such independent public accountants. The Committee shall each year make a recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the Company and to perform such other duties as the Board of Directors may from time to time prescribe. As part of such review of qualifications, the Committee shall consider management's plans for engaging the independent public accountants for non-audit services to determine whether the nature of such services could impair the public accountants' independence. The Committee shall request from the Company's independent public accountants each year a formal written statement delineating all relationships between the independent public accountants and the Company, and discuss with the independent public accountants any such disclosed relationships and their impact on the independence of the independent public accountants and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of such accountants. The Committee shall review the fees to be paid to the independent public accountants.

Projects and Investigations

The Committee shall have the power to conduct or authorize special projects or investigations which the Committee considers necessary to discharge its duties and responsibilities. It shall have the power to retain independent outside counsel, accountants or others to assist it in the conduct of any investigations and may utilize the Company's General Counsel, internal auditors or compliance officer for such purpose.

Review of Charter

The Committee shall review and reassess annually the adequacy of this Charter.

Report

The Committee shall prepare the report required to be included in the Company's annual proxy statement after having completed the discussions and reviews and having considered the matters required in connection with the report. The report shall include the Committee's recommendation to the Board concerning the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

PROXY

                             SEARS, ROEBUCK AND CO.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF SEARS, ROEBUCK AND CO.

     The undersigned, revoking any proxy previously given, hereby appoint(s) Michael A. Miles, Hall Adams, Jr. and Brenda C. Barnes, and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of Sears, Roebuck and Co. and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or at any adjournment of the meeting.

     This card also provides voting instructions for any Sears common shares held on the undersigned's behalf in the Sears 401(k) Savings Plan.

     The nominees for election to the Board of Directors are:

                        01. Warren L. Batts
                        02. Donald J. Carty
                        03. Alan J. Lacy
                        04. Hugh B. Price

     Instruction: To maximize the number of nominees elected to Sears, Roebuck and Co.'s Board of Directors, unless otherwise specified below this proxy authorizes the proxies named above to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed above as the proxies shall determine, in their sole and absolute discretion. To specify a different method of cumulative voting, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below. Please note that you can direct the proxies to cumulate your votes only if you vote by mail.

                                                                                                   SEE REVERSE
                                                                                                          SIDE
                                            FOLD AND DETACH HERE

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS                                                                              0111
      EXAMPLE.


This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5, EXCEPT FOR ANY SHARES THE UNDERSIGNED HOLDS IN THE SEARS 401(k) SAVINGS PLAN, WHICH WILL BE VOTED ACCORDING TO PLAN RULES.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                   FOR         WITHHELD
1. Election of Directors                          [   ]          [   ]
     (see reverse)
For, except vote withheld from the following nominee(s):

                                                   FOR            AGAINST         ABSTAIN
2. Appointment of Deloitte &
    Touche LLP as independent                     [   ]            [   ]           [   ]


   auditors for the year 2001.
3. Approval of the material terms
   of the performance goals
   under the Annual Incentive                    [   ]            [   ]           [   ]
   Compensation Plan.
4. Approval of the material terms
   of the performance goals
   under  the Long-Term                          [   ]            [   ]           [   ]
   Incentive Compensation Plan.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

                                                   FOR            AGAINST         ABSTAIN
5. Shareholder proposal                           [   ]            [   ]           [   ]
   regarding vendor standards.

                                               SPECIAL ACTIONS

                                                  I HAVE GIVEN WRITTEN VOTING
I WILL ATTEND                                     INSTRUCTIONS, A CHANGE OF ADDRESS
THE ANNUAL            [    ]                      OR COMMENTS ON THE BACK OF THIS                        [   ]
MEETING.                                          CARD.

DO NOT MAIL ME FUTURE ANNUAL REPORTS. ANOTHER HOUSEHOLD                                                  [   ]
MEMBER RECEIVES ONE.


SIGNATURE (S)_____________________________________    DATE _______
NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.


                                  [SEARS LOGO]

                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Sears, Roebuck and Co. that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the Sears 401(k) Savings Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

                                   [PICTURE]



Accessing the World Wide Web site http://www.eproxyvote.com/s to vote via the Internet. YOU CAN ALSO REGISTER AT THIS SITE TO ACCESS FUTURE PROXY MATERIALS ELECTRONICALLY.


                                   [PICTURE]


Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.



                                   [PICTURE]


Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Sears, Roebuck and Co., c/o First Chicago Trust Company of New York, P.O. Box 8648, Edison, New Jersey 08818-9147.

You can vote by phone or via the Internet any time prior to May 10, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

                             SEARS, ROEBUCK AND CO.
                       ANNUAL INCENTIVE COMPENSATION PLAN
                   Amended and Restated as of January 1, 1994

                                   SECTION ONE
                      ESTABLISHMENT; RATIFICATION; PURPOSE

1.1 Establishment. The Compensation Committee ("Committee") of Sears, Roebuck and Co. ("Company"), which consists solely of outside, disinterested members of the Board of Directors ("Board"), establishes this annual incentive compensation plan ("Plan") effective January 1, 1994 subject to approval by the Board. This Plan consists of a nondiscretionary bonus program and a discretionary bonus program. This Plan amends and restates the Annual Incentive Compensation Plan, which was last amended as of March 18, 1985, to conform to recent changes in federal income tax law.

1.2 Ratification. Except as may be provided in subsection 3.6, the material terms of the performance goals under which bonuses are paid under the nondiscretionary bonus program which includes the eligible employees specified in subsection 2.1, the objective performance goals, formulae or standards specified pursuant to subsection 3.2 and the maximum nondiscretionary bonus payable under subsection 3.3 must be disclosed to and approved by the Board and the Company's shareholders. Shareholder approval must be given in a separate vote by a majority of the votes cast by the holders of Company shares represented in person or by proxy at the annual meeting. Unless sooner required by subsection 3.5, redisclosure to and reapproval by the Company's shareholders is required every five years.

1.3 Purpose. This Plan is intended to attract and retain competent executives and provide added incentive to promote short-term performance goals, taking into account the varying objectives and conditions of the businesses carried on by the Company and its subsidiaries.

                                   SECTION TWO
                         PARTICIPANTS; COVERED EMPLOYEES

2.1 Participants. Certain officers and other key employees of the Company and its subsidiaries ("Participants") are eligible to receive annual cash awards under this Plan.

2.2 Covered Employees. Participants who are "Covered Employees" under section 162(m) of the Internal Revenue Code of 1986, as amended, are not eligible to participate in the discretionary bonus program under this Plan.

                                  SECTION THREE
                         NONDISCRETIONARY BONUS PROGRAM

3.1 Nondiscretionary Bonuses. Each Participant who is actively employed by the Company or a subsidiary on the last day of a fiscal year is eligible to receive a nondiscretionary cash bonus for such fiscal year based upon the attainment of objective performance goals established under subsection 3.2.

3.2 Objective performance Goals, Formulae or Standards. The Committee will establish the objective performance goals, formulae or standards applicable to each Participant or class of Participants for a fiscal year in writing prior to the beginning of such fiscal year or at a later date if allowed under applicable federal tax authority and while the outcome of the performance goals is substantially uncertain. The Committee shall establish such objective performance goals, formulae or standards for each fiscal year which may be expressed in terms of annual financial, operating or other criteria, or any combination thereof, and may involve comparisons with respect to historical results of the Company and its subsidiaries and operating groups or segments thereof, or any other indicia, all as the Committee deems appropriate to achieve the purposes of the Plan expressed in subsection 1.3. However, each objective performance goal, formula and standard must be based upon or measured by criteria which would permit a third party having knowledge of the relevant facts to determine whether the objective performance goal was satisfied and to calculate the amount of nondiscretionary bonus payable to a Participant.

3.3 Limitations; Prohibited Discretion. The maximum amount of nondiscretionary bonus payable to a Participant for any fiscal year will be disclosed to and approved by the shareholders under subsection 1.2 as required under applicable federal tax authority. The objective performance goals, formulae or standards must preclude the discretion (which includes any increase in a Participant's base salary after the first day of the fiscal year to the extent prohibited under applicable tax authority) to increase the amount of nondiscretionary bonus payable to a Participant. However, the Committee retains the discretion to eliminate or decrease the amount of nondiscretionary bonus otherwise payable to a Participant.

3.4 Payment Date; Committee Certification. Nondiscretionary bonuses will be paid as soon as practicable after the fiscal year in which they are earned, but not before the Committee certifies in writing that the performance goals specified pursuant to subsection 3.2 were, in fact, satisfied.

3.5 Disclosure and Approval of Material Changes. Except as may be provided in subsection 3.6, a change in any of the following must be disclosed to and approved by the Board and the Company's shareholders: (i) participants eligible to receive cash awards under subsection 2.1; (ii) the objective performance goals, formulae or standards specified pursuant to subsection 3.2; and (iii) the maximum nondiscretionary bonus payable under subsection
     3.3. Shareholder approval must be given in a separate vote by a majority of the votes cast by holders of Company shares represented in person or by proxy at the annual meeting next following the date of any such change.

3.6 Confidential Commercial or Business Information. The specific targets of an objective performance goal, formula or standard need not be disclosed to or approved by the Company's shareholders under subsection 3.5 to the extent that such targets are confidential commercial or business information, the disclosure of which would have an adverse effect on the Company or a subsidiary. The modification of such specific targets pursuant to subsection 3.2 also need not be approved by the Company's shareholders. However, the nondisclosure of such confidential commercial or business information targets must be disclosed to the Company's shareholders.

                                  SECTION FOUR
                           DISCRETIONARY BONUS PROGRAM

4.1 Discretionary Bonuses. Each Participant who is not a Covered Employee is eligible to receive a discretionary cash bonus for a fiscal year based upon the judgment and discretion of the Committee.

4.2 Committee Discretion. The Committee will award discretionary bonuses by taking into account such goals, objectives or other indicia as it deems appropriate to achieve the purposes of this Plan expressed in subsection 1.3. The Committee may make such general adjustments or modifications of its goals, objectives and other indicia as it deems equitable to account for extraordinary or non-recurring charges or events, changes in applicable accounting standards, or changes in a Participant's position with the Company or a subsidiary.

4.3 Payment Date. Discretionary bonuses will be paid to participants as soon as practicable after the fiscal year in which they are earned.

4.4 Employment Requirement. A Participant must be actively employed by the Company or a subsidiary on the last day of a fiscal year to receive a discretionary bonus for such year. However, if such employment is terminated before the end of such fiscal year for any reason the Committee may, in its discretion and taking into consideration the purposes of this Plan expressed in subsection 1.3, authorize on such terms and conditions as it may determine the payment of a discretionary bonus to a Participant or a Participant's beneficiaries.

                                  SECTION FIVE
                                  MISCELLANEOUS

5.1 Administration. Subject to subsections 1.2 and 3.5, the Committee has sole discretion and responsibility for the administration and interpretation of this Plan and may make all determinations and take all actions necessary or advisable for the administration and interpretation of this Plan, including the making of any finding of fact necessary to administer or interpret this Plan.

5.2 Assignment. Bonus awards under this Plan are payable only to a Participant and a Participant's beneficiaries. The rights and interests of a Participant under this Plan are a contingent, unfunded promise to pay money in the future and may not be assigned, encumbered or transferred, voluntarily or involuntarily, other than by will or the laws of descent and distribution.

5.3 No Employment or Participation Rights Created. No individual will have any claim or right to be a Participant in this Plan at any time, and any individual's Participation in this Plan may be terminated at any time without notice, cause or regard for past practices. Neither this Plan nor any action under this Plan will confer on any person any right to be retained in the employ of the Company or a subsidiary.

5.4 Applicable Taxes. The Company or a subsidiary has the right to withhold applicable taxes from a bonus award.

5.5 Amendment or Termination. Subject to subsections 1.2 and 3.5, the Committee or the Board may at any time amend, suspend or terminate this Plan.

                             SEARS, ROEBUCK AND CO.

                      LONG-TERM INCENTIVE COMPENSATION PLAN
                   Amended and Restated as of January 1, 1994

                                   SECTION ONE
                      ESTABLISHMENT; RATIFICATION; PURPOSE

1.1 Establishment. The Compensation Committee ("Committee") of Sears, Roebuck and Co. ("Company"), which consists solely of outside, disinterested members of the Board of Directors ("Board"), establishes this long-term incentive compensation plan ("Plan") effective January 1, 1994, subject to approval by the Board. This Plan consists of a nondiscretionary bonus program and a discretionary bonus program. This Plan amends and restates the Long-Term Incentive Compensation Plan, which was last amended as of March 18, 1985, to conform to recent changes in federal income tax law and will be applicable to all Performance Cycles ending on or after the effective date of this Plan.

1.2 Ratification. Except as may be provided in subsection 3.6, material terms of the performance goals under which the bonuses are paid from the nondiscretionary program which include the eligible employees and Performance Cycles specified in or pursuant to subsection 2.1, the objective performance goals, formulae or standards specified pursuant to subsection 3.2 and the maximum nondiscretionary bonus payable under subsection 3.3 must be disclosed to and approved by the Board and the Company's shareholders. Shareholder approval must be given in a separate vote by a majority of the votes cast by the holders of Company shares represented in person or by proxy at the annual meeting. Unless sooner required by subsection 3.5, redisclosure to and reapproval by the Company's shareholders is required every five years.

1.3 Purpose. This Plan is intended to attract and retain competent executives and provide added incentive to promote long-term performance goals, taking into account the varying objectives and conditions of the businesses carried on by the Company and its subsidiaries.

                                   SECTION TWO
                         PARTICIPANTS; COVERED EMPLOYEES

2.1 Participants. Certain officers and other key employees of the Company and its subsidiaries ("Participants") are eligible to receive bonuses under this Plan over specified periods of time of not less than three consecutive fiscal years ("Performance Cycles").

2.2 Covered Employees. Participants who are "Covered Employees" under section 162(m) of the Internal Revenue Code of 1986, as amended, are not eligible to participate in the discretionary bonus program under this Plan.

                                  SECTION THREE
                         NONDISCRETIONARY BONUS PROGRAM

3.1 Nondiscretionary Bonuses. Each Participant who is actively employed by the Company or a subsidiary on the last day of a Performance Cycle is eligible to receive a nondiscretionary cash bonus for such Performance Cycle based upon the attainment of objective performance goals established under subsection 3.2.

3.2 Objective Performance Goals and Formulae or Standards. The Committee will establish the objective performance goals, formulae or standards applicable to each Participant or class of Participants for a Performance Cycle in writing prior to the beginning of such Performance Cycle or at a later date if allowed under applicable federal tax authority and while the outcome of the performance goals is substantially uncertain. The Committee shall establish such objective performance goals, formulae or standards for each Performance Cycle which may be expressed in terms of financial, operating or other criteria, or any combination thereof, and may involve comparisons with respect to historical results of the Company and its subsidiaries and operating groups or segments thereof, or any other indicia, all as the Committee deems appropriate to achieve the purposes of the Plan expressed in subsection 1.3. However, each objective performance goal, formulae or standard must be based upon or measured by criteria which would permit a third party having knowledge of the relevant facts to determine whether the objective performance goal was satisfied and calculate the amount of nondiscretionary bonus payable to a Participant.

3.3 Limitations; Prohibited Discretion. The maximum amount of nondiscretionary bonus payable to a Participant for any Performance Cycle will be disclosed to and approved by the shareholders under subsection 1.2 as required under applicable federal tax authority. The objective performance goals, formulae or standards must preclude the discretion (which includes any increase in a Participant's base salary after the first day of the Performance Cycle to the extent prohibited under applicable tax authority) to increase the amount of nondiscretionary bonus payable to a Participant. However, the Committee retains the discretion to eliminate or decrease the amount of nondiscretionary bonus otherwise payable to a Participant.

3.4 Payment Date; Committee Certification. Nondiscretionary bonuses will be paid as soon as practicable after the end of the Performance cycle in which they are earned, but not before the Committee certifies in writing that the performance goals specified pursuant to subsection 3.2 were, in fact, satisfied.

3.5 Disclosure and Approval of Material Changes. Except as may be provided in subsection 3.6, a change in any of the following must be disclosed to and approved by the Board and the Company's shareholders: (i) the participants eligible to receive cash awards under subsection 2.1; (ii) the objective performance goals, formulae or standard specified pursuant to subsection 3.2; and (iii) the maximum nondiscretionary bonus payable under subsection
     3.3. Shareholder approval must be given by a majority of the votes cast by the holders of Company shares represented in person or by proxy at the annual meeting next following the date of any such change.

3.6 Confidential Commercial or Business Information. The specific targets of an objective performance goal, formula or standard need not be disclosed to or approved by the Company's shareholders under subsection 3.5 to the extent that such targets are confidential commercial or business information, the disclosure of which would have an adverse effect on the Company or a subsidiary. The modification of such specific targets pursuant to subsection 3.2 also need not be approved by the Company's shareholders. However, the nondisclosure of such confidential commercial or business information targets must be disclosed to the Company's shareholders.

                                  SECTION FOUR
                           DISCRETIONARY BONUS PROGRAM

4.1 Discretionary Bonuses. Each Participant who is not a Covered Employee is eligible to receive a discretionary cash bonus for a Performance Cycle based upon the judgment and discretion of the Committee.

4.2 Committee Discretion. The Committee will award discretionary bonuses by taking into account such goals, objectives or other indicia as it deems appropriate to achieve the purposes of this Plan expressed in subsection 1.3. The Committee may make such general adjustments or modifications of its goals, objectives and other indicia as it deems equitable to account for extraordinary or non-recurring charges or events, changes in applicable accounting standards, or changes in a Participant's position with the Company or a subsidiary.

4.3 Payment Date. Discretionary bonuses will be paid to Participants as soon as practicable after the end of the Performance Cycle in which they are earned.

4.4 Employment Requirement. A Participant must be actively employed by the Company or a subsidiary thereof on the last day of a Performance Cycle to receive a discretionary bonus for such Performance Cycle. However, if such employment is terminated prior to the Performance Cycle for any reason the Committee may, in its discretion and taking into consideration the purposes of this Plan expressed in subsection 1.3, authorize on such terms and conditions as it may determine the payment of a discretionary bonus to a Participant or a Participant's beneficiaries.

                                  SECTION FIVE
                                  MISCELLANEOUS

5.1 Administration. Subject to subsections 1.2 and 3.5, the Committee has sole discretion and responsibility for the administration and interpretation of this Plan and may make all determinations and take all actions necessary or advisable for the administration and interpretation of this Plan, including the making of any finding of fact necessary to administer or interpret this Plan.

5.2 Assignment. Bonus awards under this Plan are payable only to a Participant and a Participant's beneficiaries. The rights and interests of a Participant under this Plan are a contingent, unfunded promise to pay money in the future and may not be assigned, encumbered or transferred, voluntarily or involuntarily, other than by will or the laws of descent and distribution.

5.3 No Employment or Participation Rights Created. No individual will have any claim or right to be a Participant in this Plan at any time, and any individual's Participation in this Plan may be terminated at any time without notice, cause or regard for past practices. Neither this Plan nor any action under this Plan will confer on any person any right to be retained in the employ of the Company or a subsidiary.

5.4 Applicable Taxes. The Company or a subsidiary has the right to withhold applicable taxes from a bonus award.

5.5 Amendment or Termination. Subject to subsections 1.2 and 3.5, the Committee or the Board may at any time amend, suspend or terminate this Plan.